UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 24, 2018

Luther Burbank Corporation

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-38317 (Commission File Number)	68-0270948 (I.R.S. Employer Identification Number)

520 Third Street, Fourth Floor Santa Rosa, California 95401

(Address of Principal Executive Offices) (Zip Code)

(844) 446-8201

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(A)	The 2018 Annual Stockholder Meeting (the “Annual Meeting”) of Luther Burbank Corporation (the “Company”) was held on May 24, 2018. On March 26, 2018, the record date for the Annual Meeting, 56,561,335 shares of the Company’s stock were issued and outstanding, of which 51,306,899 were present, in person or in proxy, for purposes of establishing a quorum.
(B)	Stockholders voted the following individuals to the Company’s Board of Directors for terms expiring at the 2019 annual meeting of stockholders: Mr. Victor S. Trione, Mr. John G. Biggs, Mr. John C. Erickson, Mr. Jack Krouskup, Ms. Anita Gentle Newcomb, Mr. Bradley M. Shuster, and Mr. Thomas C. Wajnert.

Set forth below are the number of votes cast for, votes withheld, and broker non-votes with respect to such matters.

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Mr. Victor S. Trione	51,270,837	36,062	0
Mr. John G. Biggs	51,268,575	38,324	0
Mr. John C. Erickson	50,822,617	484,282	0
Mr. Jack Krouskup	50,821,428	485,471	0
Ms. Anita Gentle Newcomb	50,822,897	484,002	0
Mr. Bradley M. Shuster	51,186,554	120,345	0
Mr. Thomas C. Wajnert	51,266,066	40,833	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUTHER BURBANK CORPORATION (Registrant)

	By:	/s/ Liana Prieto
Dated: May 30, 2018	Name:	Liana Prieto
	Title:	Executive Vice President, General
Counsel and Corporate Secretary